Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-48627 and 333-168418) on Form S-3 and (Nos. 033-57981, 333-168421, 333-42849, 333-191686, 333-234157, 333-137614, 333-177237, 333-126183, 333-169769, 333-198203, 333-198201, 333-198200, 333-198199, 333-271213, and 333-282341) on Form S-8 of our report dated February 17, 2025 with respect to the consolidated financial statements of Worthington Armstrong Venture and its subsidiary which report appears in the Form 10-K of Worthington Enterprises Inc. dated July 30, 2025.

/s/KPMG LLP

Philadelphia, Pennsylvania

July 30, 2025